Exhibit 10.2(b)
                                                                 ---------------

                                  AMENDMENT TO

                      PURCHASE NOTE AND SECURITY AGREEMENT


          THIS AMENDMENT (this "Amendment") TO PURCHASE NOTE AND SECURITY AGREEMENT, dated as of December 2, 1985 (the "Purchase Note Agreement"), between ZOND CONSTRUCTION CORPORATION IV, a California corporation ("ZCC IV"), and ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-C, a California Limited Partnership (the "Debtor"), is entered into as of the 1st day of July, 1986.


          WHEREAS, ZCC IV and the Debtor entered into the Purchase Note Agreement pursuant to which the Debtor, among other things, issued to ZCC IV two promissory notes, respectively dated December 23 and December 27, 1985, as amended (collectively, the "Purchase Notes"); and


          WHEREAS, ZCC IV and Debtor deem it to be in their respective best interests to amend and supplement certain terms and provisions of the Purchase Note Agreement.

          NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, ZCC IV and the Debtor agree as follows:


          SECTION 1.     Defined Terms. All terms used but not defined in this
                         -------------
Amendment which are used or defined in the Purchase Note Agreement as supplemented and amended by this Amendment are used in this Amendment as so used or defined.


          SECTION 2.     Representations of the Debtor. The Debtor represents
                         -----------------------------
and warrants to ZCC IV as hereinafter set forth.


          A.   Representations in Purchase Note Agreement. The representations
               ------------------------------------------
and warranties in Section 3 of the Purchase Note Agreement are reaffirmed.


          B.   Authority of the Debtor. The Debtor has full power and authority
               -----------------------
to enter into this Amendment and to carry out the transactions contemplated by this Amendment and by the Purchase Notes.

          SECTION 3.     Amendments to Purchase Note Agreement. The Purchase
                         -------------------------------------
Note Agreement is amended


          (1)  by amending Sections 2.2(e), 2.3, 6.1, 6.5, 7.5, 7.6, 7.7, 7.8,
7.15 and 13 thereof as respectively set forth in Annex A hereto,
                                                 -------


          (2) by amending Exhibit D thereto to read as set forth in its entirety in Annex B hereto, and
            -------


          (3) by adding a new Exhibit E thereto to read as set forth in its entirety in Annex C hereto.
            -------


          SECTION 4.     Effectiveness of this Amendment; Termination of this
                         ----------------------------------------------------
Amendment. This amendment shall become effective on the date of execution. The
---------
amendments to the Purchase Note Agreement effected by paragraphs (3) - (9), inclusive of Annex A to this amendment shall terminate and cease to be of any
             -------
force and effect, without the need for further action by ZCC IV or the Debtor, at such time as no amounts remain due under (i) those certain 10.50% Secured Notes due 1998 in the aggregate original principal amount of $11,000,000 (the

"Notes") originally issued by ZCC IV to Connecticut General Life Insurance Company and United of Omaha Life Insurance Company (singly, a "Purchaser") pursuant to those certain Note Purchase Agreements each dated as of July 1, 1986 between ZCC IV and each Purchaser and (ii) the Indenture and Security Agreement dated as of July 1, 1986 between ZCC IV and First Interstate Bank of California, as Trustee.


          SECTION 5.     Ratification. The provisions of the Purchase Note
                         ------------
Agreement, except as supplemented and amended by this Amendment, are in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall be and remain in full force and effect as written.


          SECTION. 6.    Governing Law. This Amendment shall be construed in
                         -------------
accordance with and governed by the law of the State of California.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                            ZOND CONSTRUCTION CORPORATION IV

                                            By /s/ [Illegible]
                                              ----------------------------------
                                              Title:  Vice President

                                            ZOND WINDSYSTEM PARTNERS, LTD.
                                              SERIES 85-C

                                            By ZOND WINDSYSTEMS MANAGEMENT
                                              CORPORATION V, it General
                                              Partner

                                            By /s/ [Illegible]
                                              ----------------------------------
                                              Title:  Vice President

                                    ANNEX A
                                    -------


          (1)  2.2. Windsystem Collateral. The definition of Windsystem
                    ---------------------
Collateral as set forth in Section 2.2 of the Purchase Note Agreement shall be amended by adding to such Section 2.2 a clause (e) which shall read in full as follows:

               (e) Any and all Turbine Completion Certificates and Bills of Sale and Power Substation Completion Certificates and Bills of Sale issued to the Debtor by ZCC IV pursuant to the Windsystem Construction Agreement.

          (2)  2.3 Intangible Collateral. Section 2.3 of the Purchase Note
                   ---------------------
Agreement is amended to read in full as follows:

               2.3 Intangible Collateral. "Intangible Collateral"
                   ---------------------
          shall mean the following (other than any rights of the Debtor set forth in the below-described agreements to be defended, indemnified or held harmless or to receive any payments made or to be made pursuant to any obligation to such effect, all of the foregoing being collectively the "Indemnification Rights"):

               (a) the Standard Offer #4: Long-Term Energy and Capacity Power Purchase Agreement (the "Original Power Agreement"), dated January 17, 1985, originally between Wind Developers, Inc. and Pacific Gas and Electric Company, a California public utility ("PGE"), as assigned by Zond Systems, Inc., a California corporation ("Zond"), to the Debtor pursuant to the Assignment of Power Purchase Agreement (the "Power Assignment") dated as of November 4, 1985 between Zond and the Debtor, as amended by the First Amendment to Power Purchase Agreement effective December 11, 1985 (the Original Power Agreement, as so amended, is called the "Power Agreement"), together with the Power Assignment;

               (b) the PGE Agreement for Installation or Allocation of Special Facilities for Parallel Operation of Nonutility-owned Generation and/or Electrical Standby Service, dated November 26, 1986 between PGE and Zond, as assigned by Zond to the Debtor pursuant to the Assignment of Interconnection Agreements (the "Interconnection Assignment") dated as of July 1, 1986 by and between Zond and the Debtor, together with the Interconnection Assignment;

               (c) the PGE Agreement for Electrical Standby Service, dated November 26, 1986 between PGE and Zond, as assigned by Zond to the Debtor pursuant to the Interconnection
          Assignment, together with the Interconnection Assignment;

               (d) the Windsystem Management Agreement (the
          "Management Agreement") dated as of November 4, 1985 between the Debtor and Zond;

               (e) the Windsystem Construction Agreement;

               (f) the Wind Power Generating Facility Warranty
          Agreement (the "Warranty Agreement") made by Vestas Energy A/S, a Danish corporation, in favor of one or more purchasers to be subsequently designated, as referred to in the Windsystem Construction Agreement;

               (g) the warranty Assignment made as of November 25, 1985 by Zond and ZCC IV to the Debtor in respect of certain representations and warranties pertaining to transactions contemplated by the Windsystem Construction Agreement;

               (h) the Assignment (the "Warranty Assignment") dated as of November 4, 1985 between ZCC IV and the Debtor, by which

          ZCC IV assigned to the Debtor certain representations and warranties of Zond contained in the Construction Agreement dated as of November 4, 1985 between Zond and ZCC IV;

               (i) the 1985 Tower Warranty executed by Vestas North America Limited, a California corporation, in favor of the Debtor;

               (j) the Amended and Restated Wind Park Easement
          Agreement (the "Easement Agreement") dated as of July 1, 1986 between the Debtor and Zond;

               (k) the Santa Clara Non-Disturbance Agreement dated as of December 17, 1985 between the City of Santa Clara and the Debtor;

               (l) any and all payments or monies (other than payments or monies received pursuant to any Indemnification Rights) received or to be received under any of the foregoing, including without limitation any and all proceeds from the sale of electricity under the Power Agreement as assigned to the Debtor by the Power Assignment;

               (m) any additional agreements to which the Debtor is a party, or warranties assigned or running to the debtor, and which relate to the ownership and operation of the Windsystem; and

               (n) any replacements, substitutions, modifications, amendments or proceeds of any of the foregoing.

          (3)  5.2 Minimum Reserve Level. The first sentence of Section 5.2 of
                   ---------------------
the Purchase Note Agreement is amended to read as follows:

               5.2 Minimum Reserve Level. The "Minimum Reserve Level"
                   ---------------------
          of the Cash Reserve at any
          particular time shall mean an amount equal to (a) the number of Turbines then owned by the Debtor, which number shall include any Turbines which have been damaged or destroyed by an Insured Property Loss (as defined in section 6.5) or have been the subject of a Taking (as defined in the Indenture referred to in Section 6.5(d)) and in either such case as to which the Debtor, pursuant to the applicable provisions of Section 6.5 and within the 60 day period provided therein, has either elected or may elect to make replacement or repair, multiplied by (b) $7,500.

          (4)  6.1 Existing Policies. Section 6.1 of the Purchase Note Agreement
                   -----------------
is amended to read in full as follows:

               6.1 Existing Policies. The Debtor presently maintains
                   -----------------
          or is a named insured under the insurance policies
          (individually an "Existing Policy," and collectively the "Existing Policies") which are identified on the attached Exhibit D.
          ---------

          (5)  6.5 Use of Insurance Proceeds. Section 6.5 of the Purchase Note
                   -------------------------
Agreement is amended to read in full as follows:

               6.5 Use of Insurance and Taking Proceeds. All insurance
                   ------------------------------------
          proceeds in excess of $50,000 per loss occurrence in respect of a loss claimed or for which a claim can be made under any property damage policy or policies or the property loss (whether or not by casualty) coverage provisions of any windsystem performance policy or policies maintained by or for the benefit of Debtor (an "Insured Property Loss") and all moneys received by the Debtor as an award or compensation in the event of a Taking (as defined in the Indenture referred to below) (a "Taking Award") in excess of

          $50,000 per Taking shall be used by the Debtor in accordance with the following:

                    (a) Upon the occurrence of an Insured Property Loss in respect of which insurance proceeds in excess of $50,000 are paid to the Debtor or upon the occurrence of a Taking in respect of which a Taking Award in excess of $50,000 is paid to the Debtor, the Debtor may elect to replace or repair any property which is damaged by such Insured Property Loss or which is the subject of such Taking (the "Affected Property") by so notifying ZCC IV within 60 days after payment to the Debtor of such insurance proceeds or of such Taking Award, as the case may be, and upon making such election shall have 320 days to complete the replacement or repair of such property.

                    (b) If the Debtor does not elect to replace or repair all or any of the Affected Property within such 60-day period, the Debtor shall prepay the Purchase Notes in an amount which bears the same proportion to the then outstanding principal balance of the Purchase Notes plus accrued interest thereon as the rated capacity of all Turbines which are the subject of such Insured Property Loss or are the subject of such Taking, and which the Debtor does not so elect to repair or replace, bears to the total rated capacity of all Turbines (including such damaged Turbines or Turbines subject to such Taking) then owned by the Debtor. The amount of any such prepayment shall be allocated between the Purchase Notes in proportion to their respective unpaid balances of principal and accrued interest. Any such prepayment shall be applied pro rata or as otherwise required by applicable tax law or regulation to each outstanding installment so as to maintain the level payment character of the Purchase Notes.

                    (c) In the event that the Debtor makes an election to replace or repair as provided for in paragraph (a) of this Section 6.5, such proceeds or moneys shall be applied to the costs of replacement or repair as such costs are incurred by the Debtor, with the remaining balance, if any, applied to prepay the Purchase Notes.

                    (d) Notwithstanding anything to the contrary above or in the Indenture referred to below in this paragraph (d), all proceeds or moneys in excess of $50,000 per loss occurrence paid to the Debtor in respect of an Insured Property Loss, and any Taking Award in excess of $50,000 paid to he Debtor shall be deposited in the separate depository account described in Section 5.2 of the Indenture and Security Agreement dated as of July 1, 1986 (the "Indenture") between ZCC IV and First Interstate Bank of California, as Trustee (the "Trustee") and shall be held by the Trustee and shall be disbursed by the Trustee in accordance with the provisions of such Section 5.2 of the Indenture.

          (6)  7.5 Investments. Section 7.5 of the Purchase Note Agreement is
                   -----------
amended to add thereto as a final sentence the following:

          Anything to the contrary in this Agreement notwithstanding, any such investments shall at all times remain in the possession of ZCC IV or the agent of ZCC IV which may be designated from time to time in a writing addressed to the Debtor.

          (7)  7.6 Bank Accounts. Section 7.6 of the Purchase Note Agreement is
                   -------------
amended in full as follows:

               7.6 Bank Accounts. So long as any amounts remain
                   -------------
          outstanding under those certain secured promissory notes issued by ZCC IV under the Indenture, the Debtor shall maintain all of its trust and depositary accounts with the Trustee or any successor trustee appointed pursuant to
          Section 8.3 of the Indenture, provided that such successor trustee is a bank whose certificates of deposit would be permitted investments of the Debtor under Section 7.5 hereof.

          (8)  7.7 Debt, Guarantees and Other Liabilities. Section 7.7 of the
                   --------------------------------------
Agreement is amended to read in full as follows:

               7.7 Debt, Guarantees and Other Liabilities. The Debtor
                   --------------------------------------
          shall not create, incur or assume, directly or indirectly, any indebtedness, or purchase or repurchase (or agree, contingently or otherwise, so to do) the indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except

               (a) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

               (b) as permitted under Section 7.5;

               (c) trade obligations incurred in the ordinary course of business and in an aggregate amount outstanding at any one time not to exceed $750,000; and

               (d) advances from the General Partner or any affiliate of Zond (other than by ZCC IV pursuant to Section 13), provided that any such advance (i) has a stated maturity after June 28, 1998, (ii) is not subject to any mandatory payment, redemption or other retirement requirement by means of any installment, sinking funds, serial maturity or other required payments prior to the stated maturity, and (iii) is evidenced by one or more promissory notes substantially in the form of Exhibit E hereto.
                      ---------

          (9)  7.8 Distributions. Section 7.8 of the Purchase Note Agreement is
                   -------------
amended to read in full as follows:

               7.8 Distributions. The Debtor shall not make (i) any
                   -------------
          distributions (whether of earnings or of capital and whether in the form of cash or of property) to any of its partners or (ii) any payment on account of the principal of or interest or prepayment charge, if any, on, or any expenditure for the purchase or other retirement of, any subordinated advance under Section 7.7(d) when in any such case (a) an Event of Default has occurred and is continuing or will occur upon giving effect to such distribution, payment or expenditure, (b) the Cash reserve balance is less than the Minimum Reserve Level or (c) the Debtor has not reimbursed ZCC IV for amounts outstanding and reimbursable by the Debtor under Section 13. Distributions (if any) to partners of the Debtor and payments and expenditures (if any) on account of subordinated advances under Section 7.7(d) shall be made annually within 90 days after the anniversary date of the issuance of the first Purchase Note.

          (10) 7.15 Payment of Charges. Section 7.15 of the Purchase Note
                    ------------------
Agreement is amended to read in full as follows:

               7.15 Payment of Charges. The Debtor shall pay and
                    ------------------
          discharge all taxes (other than sales taxes payable by ZCC IV with respect t the Windsystem in connection with the sale of the Windsystem to the Debtor), assessments and governmental charges or levies imposed upon it or its property or assets, prior to the date on which penalties attach thereto, and lawful claims which, if unpaid, might become a lien upon its property or assets not permitted or contemplated hereby, provided that the Debtor shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if (i) adequate reserves with respect thereto have been set up by the Debtor, (ii) such contest or any bond delivered in connection therewith shall suspend the collection of such tax, assessment, charge, levy or claim, and (iii) neither the Windsystem or any interest therein nor any sums payable to the Debtor under any of the Intangible Collateral would be in danger of being sold, forfeited or lost by reason of such contest.

          (11) 13. Payments on Behalf of the Debtor. Section 13 of the Purchase
                   --------------------------------
Note Agreement is amended to read in full as follows:

               13. Payments on Behalf of the Debtor. ZCC IV shall be
                   --------------------------------
          entitled to pay such sums for the account and at the expense of the Debtor as may be necessary to cure any breaches by the Debtor which are occasioned by the failure of Debtor to pay when due (a) the amount of premiums due under the Insurance Policies, or (b) amounts required to be paid by it pursuant to the Easement Agreement or the Management Agreement. Debtor agrees that it will reimburse ZCC IV for such sums, together with interest thereon at a rate per annum equal to the lesser of (1) 15% and (2) the maximum interest rate permitted by law from the date of payment by ZCC IV to the date of reimbursement by the Debtor, prior to the Debtor making any distribution of cash or property to its partners.

                               ANNEX B
                               -------

                              EXHIBIT D
                                  TO
                 PURCHASE NOTE AND SECURITY AGREEMENT

A.  IDENTIFICATION OF EXISTING POLICIES
    -----------------------------------

     1.  PRIMARY-SYSTEMS PERFORMANCE POLICY

         California Union Insurance Company Policy #ZPMO17468

     2.  EXCESS-SYSTEMS PERFORMANCE POLICY

         (a) California Union Insurance Company (HAENIA)
             Policy #ZPM018487

         (b) National Union Fire Insurance Company
             Policy #D7292751

     3.  PRIMARY-"ALL RISK" PROPERTY DAMAGE POLICY

         Continental Insurance
         Company Policy #SFC2980487

     4.  PRIMARY-GENERAL LIABILITY POLICY

         Hartford Insurance Company
         Policy #83UENMR6320

     5.  EXCESS-GENERAL LIABILITY POLICY

         (a) International Insurance Company
             Policy #523426099

         (b) National Surety Corporation
             Policy #XLX1751487

B.  SUMMARY OF SIGNIFICANT TERMS OF EXISTING POLICIES

          The following summary is intended to set forth the significant coverage terms of the insurance policies identified in A1 through A5, inclusive, above, and is qualified in its entirety by reference to such policies, true and correct copies of each of which ZCC IV acknowledges have been heretofore supplied to it by the Debtor. For convenience, descriptions in the summary below of the significant coverage terms of the "systems performance policies" refer to the aggregate protection afforded under the policies identified in A1, A2(a) and A2(b) above; such references to "property damage and business interruption policy" refer to the protection afforded under the policy identified in A3 above; and such references to "general liability insurance policies" refer to the aggregate protection afforded under the policies identified in A4(a) and A5(a) and A5(b) above.

Systems Performance Policies
----------------------------
          The systems performance policies provide combined aggregate coverage of up to $4.5 million per loss occurrence for a declared project of 100 Turbines. The 200 Turbines owned by the Debtor are contained in two separate project declarations of 100 Turbines each. The primary coverage layer of $2.5 million provides protection against revenue losses due to failure to meet projected energy output, and against physical loss or damage to the Turbines due to mechanical or electrical breakdown or defects in materials, design and fabrication. The excess layers provide $2 million of additional protection against physical loss or damage to the Turbines due to mechanical or electrical breakdown or defects in materials, design and fabrication, including lost revenues attributable to such physical loss or damage (but not lost revenues due to wind deficiencies). The revenue protection provided by these policies is designed to substantially cover the Debtor's anticipated debt service payments under the Partnership Notes and the projected necessary operating costs of the Turbines so long as such policies remain in effect.

          The systems performance policies insure each declared project for a term of five years, and may not be cancelled by the insurer except for nonpayment of premiums or fraud in the procurement of the policies. The premiums for the systems performance policies are prepaid for the first five years. The Debtor may extend these policies for each declared project for an additional five-year term upon prepayment of the required premiums, whose amount depends in part upon the insurers' loss experience in connection with the declared project in question.

          Reimbursement for losses due to mechanical or electrical breakdown or defects in materials, design and fabrication (including resulting shortfall between projected and actual revenues until damage is repaired or defects are corrected) and costs incurred to investigate, repair or replace suspected defective components is subject to a deductible amount of $1,500 per Turbine per loss occurrence. A loss occurrence is defined as any one loss, disaster or casualty or a series of losses, disasters or casualties arising out of a single event.

          Coverage under the systems performance policies for losses due to the failure of a declared project to meet projected electric power production due to wind deficiency, or any cause other than those described above or excluded by the policies, is subject to a deductible amount for each loss period equal to 45% of the projected revenues for the first month after which the Turbines contained in a declared project were first placed in service, 40% for the second month after which the Turbines contained in a declared project were first placed in service, 35% for the third month after which the Turbines contained in a declared project were first placed in service and 30% thereafter. No loss period is greater than 12 months in duration. Revenue losses incurred with respect to any loss period are calculated as the shortfall between the projected and actual revenues generated by the insured Turbines from the production of electric power, after adding back the amount of reimbursement for lost revenues payable on account of the causes described in the preceding paragraph. The amount of such shortfall is computed by taking the difference between the minimum projected kilowatt production for the loss period and the actual kilowatt production, and multiplying it by the applicable purchase price under the Power Agreement. The minimum annual projected power production for each declared Project was established by agreement with the insurer at the time of each project declaration. This minimum projected power production amount will be prorated in the case of loss periods shorter than 12 months. The policy allows the insurer, at its cost and expense (including reimbursement of any revenue losses incurred by the Debtor due to interruption of Turbine operation), to evaluate and modify the Turbines if they fail to meet the minimum projected power production estimate set forth in the project declaration. Additionally, the policy requires the Debtor to maintain records of wind speed and power production in order to allow accurate loss calculations. The policies require, with respect to each declared project, the repayment to the insurers of amounts paid as reimbursement for revenue shortfall in any loss period from the excess of actual power production revenues over projected power revenues in subsequent loss periods.

          Premiums due under the policies for the first five years of coverage are calculated at $9,125 per Turbine and are payable when each Turbine is certified to be operational. Upon expiration of the first five years of coverage, the Partnership will be entitles to a return of a portion of the premiums paid with respect to a project if the aggregate amounts paid under the policy with respect to that project do not exceed 60% of such premiums. Premiums for the remaining five years of coverage have not been fixed and will be determined on a project-by-project basis under a formula which is based in part upon the insurers' loss experience under the policies. In addition to the Debtor, Zond, Vestas, ZCC IV, VNA and ZWMC V, are each named insureds under the policies and are covered thereunder for liability incurred by them by reason of breaches of their warranties to the Debtor relating to the Turbines. Consequently, claims made by such entities under the policies may cause the amount of premium refund to be reduced, and may cause an increase in the amount of any renewal premium.

          All losses are payable to the Debtor within 30 days after proofs of loss are filed and accepted by the insurer. Losses must first be claimed and adjusted under the insurance policy before any warranty claims may be made by the Debtor against Vestas Energy A/S ("Vestas"), VNA, ZCC IV or Zond.

          Under the terms of the policy, the insurers are not liable for losses caused by any insured's willful acts performed with the specific intent to cause or aggravate loss to the property; the absence (but not failure) of the components of the Turbine which protect the equipment which control or regulate yawing, vibration, excessive oil temperature and oil levels (the Turbines are equipped with vibration and yaw control equipment but not equipment to regulate oil temperature and oil levels); failure to construct, operate and maintain the Turbines in accordance with the procedures or instructions of Zond, Vestas or VNA; normal deterioration of the Turbine; any loss covered under the "All-Risk" property damage and business interruption policy issued by Continental Insurance Company; and other common insurance exclusions such as war, governmental or court intervention, nuclear radiation, strikes, riots, etc. Coverage for revenue shortfall contains additional exclusions for revenue losses caused by loss of market, price changes not contemplated by the Power Agreement, the inability to sell electricity produced by the Turbines or the abandonment of the Turbines. Coverage for damage or physical loss to the Turbines contains additional exclusions for loss or damage caused by frost or freezing, due to disappearance or inventory shortages, or loss or damage caused by any contractor's equipment or the cost to repair or replace the Power Substation.

Property Damage and Business Interruption Policy
------------------------------------------------

          The Debtor, along with Zond, Vestas, VNA and ZCC IV, is a named insured under a one-year "All-Risk" property policy covering the Windsystem. As is common with such coverage, the insurer may cancel the policy upon 90 days notice except for premium nonpayment, which requires a 10-day notice. During the past year, premiums for such insurance increased substantially due to unsettled conditions in the insurance industry. It is possible that similar premium increases might occur in the future, which may affect the Debtor's ability to secure renewal "All-Risk" insurance at reasonable rates.

          The policy covers all direct physical damage to the Turbines and the power transfer system. It also provides boiler and machinery coverage with business interruption provisions for the power transfer system which insures against losses of income caused by physical damage to the power transfer system or by the inability of Pacific Gas and Electric Company to accept power generated by the Windsystem. Risks insured against by the policy include fire, wind, hail, freezing, theft, flood and earthquake. The policy contains combined limits of $20,000,000 per loss occurrence, with an annual aggregate sublimit of

$20,000,000 for losses occasioned by either earthquake or flood. The sublimit for boiler and machinery (property damage) on the power transfer system is $1,170,000 per occurrence and the sublimit for boiler and machinery (business interruption) on the power transfer system is $2,500,000 per occurrence; for contingent business interruption is $2,000,000 per occurrence; and for service interruption due to physical damage caused by a peril covered by the policy is $2,000,000 per occurrence. The policy excludes any loss or damage to the Turbines covered by the systems performance policies, and contains other commonly specified exclusions such as nuclear radiation, acts of war or civil disobedience, or fraud.

          The Debtor pays a fixed annual premium of $114,285 under this policy.

          The following table summarizes the policy deductibles and coverage limitations and deductible amounts per occurrence:

                                      Per Occurrence
                                         Coverage
Coverage                                  Limits                 Deductible
--------                              --------------             ----------

Boiler and Machinery                  $1,170,000

     Property Damage                                             $5,000(1)
     On Transformers,
     Feeder Lines and
     The Power Substation

     Business Interruption            $2,000,000                 (2)

Contingent Business                   $2,000,000                 (2)
  Interruption

All-Risk Property                     $20,000,000                $1,000(3)
  Damage and Business
  Interruption

Property in Transit                   $500,000                   $10,000(4)

Service Interruption                  $2,000,000                 (5)

Earthquake                            $20,000,000(4)             (6)

Flood                                 $20,000,000(4)             $100,000

-------------------------
(1)  Per occurrence deductible for property damage.
(2) Will not provide coverage for revenue losses occurring during the first 12 hours of each service interruption

(3) Per turbine deductible per loss occurrence, subject to an aggregate per loss occurrence deductible of $10,000.

(4) Annual aggregate sublimit. Each earthquake loss occurrence includes all damage occurring during a continuous period of 72 hours.

(5) will not provide coverage for revenue losses occurring during the first 48 hours of each service interruption.

(6) The deductible amount per loss occurrence for each damaged structure is set out in a schedule which is part of the policy. The deductible amount per loss occurrence with respect to each turbine and its supporting tower is $5,000 and with respect to the Power Substation is $20,000.

General Liability Insurance
---------------------------

          Zond currently maintains a $1,000,000 primary liability insurance policy with the Hartford Insurance Company, a $5,000,000 excess general liability policy from the US International Insurance Company and an additional $5,000,000 excess policy from the National Surety Corporation. Each of these policies expire on June 30, 1987. The aggregate liability limits will apply to all facilities and operations of the named insureds at the Operating Site. The Debtor, along with Zond, ZCC IV and their affiliates, have been named as insureds under the policies. The Debtor will pay that portion of Zond's premium which is equal to the aggregate rated capacity of the Debtor's Turbines divided by the aggregate rated capacity of all wind turbines covered by the policies.

          The liabilities which may arise form the ownership and operation of the Debtor's Windsystem are insured against under the general liability insurance policies maintained by Zond which are described above. The coverage limits under such policies extend to all activities of Zond, its subsidiaries and affiliates and all investor programs sponsored by them, not only the Operating Site but at other locations such as Tehachapi and San Gorgonio as well. Additional Zond subsidiaries and affiliates and future Zond-sponsored programs, operating at Tehachapi or elsewhere, may also share in such coverage. To the extent that named insureds other than the Debtor perfect claims under the policies, the protection provided to the Debtor may be correspondingly reduced.

                                    ANNEX C
                                    -------

                                   EXHIBIT E

                           FORM OF SUBORDINATED NOTE
                           -------------------------

                   ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-C
                   ------------------------------------------

               Subordinated Note Due                            *
                                     ---------------------------


          ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-C, a California limited partnership (the "Partnership"), for value received, hereby promises to pay to Zond or a subsidiary thereof, the principal sum of $_________, on *________, 19___, at the office of ______________________, or such other place as the holder hereof shall from time to time designate to the Company in writing, in lawful money of the United States of America.

          Anything in this Subordinated Note to the contrary notwithstanding, the indebtedness evidenced by this Subordinated Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter forth, to all indebtedness of the Partnership evidenced by its promissory notes in the aggregate original principal amount of $15,840,000 issued pursuant to the Purchase Note and Security Agreement dated as of December 2, 1985 between the Partnership and Zond Construction Corporation IV, as said Purchase Note and Security Agreement and such notes may at any time and from time to time be supplemented or amended in any respect (all such indebtedness to which this Subordinated Note is subordinate as aforesaid being sometimes hereinafter referred to as "Superior Indebtedness"):

     (i) The holder of this Subordinated Note shall not be entitled to receive any payment on account of this Subordinated Note unless the Partnership would be permitted to make distributions under the provisions of Section 7.8 of the Purchase Note and Security Agreement as amended.

----------

*    Stated maturity to be after June 28, 1998.

     (ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Partnership or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Partnership, whether or not involving insolvency or bankruptcy, then the holders of Superior Indebtedness shall be entitled to receive full payment in full of all principal of and premium (if any) and interest on all Superior Indebtedness (including interest thereon accruing after the commencement of any such proceedings) before the holder hereof is entitled to receive, or make any demand for, any payment on account of this Subordinated Note, and to that end (subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred herein upon Superior Indebtedness and the holders thereof with respect to the subordinated indebtedness represented by this Subordinated Note and the holder hereof by a Lawful plan of reorganization under applicable bankruptcy law) the holders of Superior Indebtedness (until payment in full of all principal of an premium (if any) and interest on all Superior Indebtedness, including interest thereon accruing after the commencement of any such proceedings) shall be entitled to receive for application in payment thereof any payment of distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Subordinated Note (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of, or any security for, any securities which are subordinate and junior in right of payment to this Subordinated Note), except securities which are subordinate and junior (to at least the same extent as this Subordinated Note) in right of payment to the payment of all Superior Indebtedness then outstanding. The holder hereof will not exercise or attempt to exercise any right of setoff or counterclaim in respect of any obligations (including accounts payable) of the holder hereof to the Partnership against the obligations of the Partnership under this

          Subordinated Note if the effect thereof shall be to reduce in any way the amount of any such payment or distribution to which the holders of Superior Indebtedness would be entitled in the absence of such setoff or counterclaim; provided, however, that notwithstanding the foregoing if and to the extent the holder hereof is required by any mandatory provisions of law to exercise any such right of setoff or counterclaim, all amounts which the holder hereof shall be entitled to retain by reason of such setoff or counterclaim shall be deemed to be payments in respect of this Subordinated Note to which the first sentence of this Clause (ii) shall apply.

    (iii) in the event that this Subordinated Note is declared due and payable before its expressed maturity because of the occurrence of any default in respect hereof (under circumstances when the provisions of the foregoing Clause (ii) shall not be applicable), the holders of Superior Indebtedness then due or becoming due by acceleration or otherwise shall be entitled to receive payment in full of all principal of and premium (if any) and interest on all such Superior Indebtedness before the holder hereof is entitled to receive any payment on account of this Subordinated Note. Nothing herein shall prevent the holder hereof from seeking any remedy allowed at law or in equity so long as any judgment or decree obtained thereby makes provision for enforcing this Clause (iii).

     (iv) If any payment or distribution of any character, whether in cash, securities or other property, in respect of this Subordinated Note shall (despite these subordination provisions) be received by the holder hereof which is not then permitted by the foregoing provisions of this Subordinated Note, such payment or distribution shall be held in trust for the benefit of an shall be paid over or delivered to, the holders of Superior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Superior Indebtedness in full.